EXHIBIT 31.1
CERTIFICATION
I, Patrick J. Balthrop, certify that:
     1. I have reviewed this amended annual report on Form 10-K/A of Luminex Corporation; and
     2. Based on my knowledge, this amended annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended annual report.
Date: March 19, 2007

By:	/s/ Patrick J. Balthrop
Patrick J. Balthrop
President and Chief Executive Officer